AMENDMENT

TO

AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT is effective as of the 1st day of January, 2015, by and between Mason Street Advisors, LLC (the “Adviser”) and Pacific Investment Management Company LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, the Adviser and the Sub-Adviser are parties to an Amended and Restated Investment Sub-Advisory Agreement dated November 15, 2012 (the “Agreement”) relating to the Northwestern Mutual Series Fund, Inc.’s Long-Term U.S. Government Bond Portfolio and Multi-Sector Bond Portfolio; and

WHEREAS, the Adviser and the Sub-Adviser wish to amend the Agreement to modify the investment sub-advisory fee payable with respect to the Multi-Sector Bond Portfolio as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule A to the Agreement shall be modified by deleting the text set forth thereon and replacing it with the text set forth on Exhibit A attached to this Amendment, the content of which is hereby incorporated herein by this reference.

2. Except as modified by this Amendment, the Agreement shall remain in full force and effect, and it is hereby ratified and confirmed.

3. This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one instrument.

IN WITNESS WHEREOF, each party has caused this Amendment to be signed below by a duly authorized officer with full power and authority to execute this Amendment.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC		MASON STREET ADVISORS, LLC

By:	/s/ SUHAIL H. DADA	By:	/s/ KATE M. FLEMING
Name:	Suhail H. Dada	Name:	Kate M. Fleming
Title:	Managing Director	Title:	Vice President - Operations

EXHIBIT A

SCHEDULE A

TO

AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN

MASON STREET ADVISORS, LLC

AND

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

DATED NOVEMBER 15, 2012

As Amended January 1, 2015

Portfolio	Fee
Long-Term U.S. Government Bond Portfolio	0.225%
Multi-Sector Bond Portfolio	First $500 Million – 0.45% Over $500 Million – 0.425%